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                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                 August 31, 2000

                        McCormick & Company, Incorporated
             (Exact name of registrant as specified in its charter)

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
               Maryland                                  0-748                               52-0408290

     (State of other jurisdiction                     (Commission                           (IRS Employer
           of incorporation)                         File Number)                        Identification No.)

           18 Loveton Circle
           Sparks, Maryland                                                                     21152
(Address of principal executive offices)                                                     (Zip Code)

       Registrant's telephone number, including area code: (410) 771-7301


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On August 31, 2000, McCormick France, S.A.S., a subsidiary of the Registrant, acquired one hundred percent (100%) of the share capital of Ducros, S.A. ("Ducros") and Sodis, S.A.S. ("Sodis") from Eridania Beghin-Say, S.A. ("EBS"). Ducros is a manufacturer and marketer of consumer spices and herbs and dessert aid products in France and other European countries; Sodis manages the racking and merchandising of the Ducros products in supermarkets and hypermarkets, and manages a warehouse situated in Gennevilliers, France. The purchase price for the stock of Ducros and Sodis was 2.75 billion French Francs (equivalent to approximately Euro 419 million and US$379 million). A copy of the Stock Purchase Agreement between Registrant and EBS is attached hereto as an exhibit.

         Approximately US$370 million of the purchase price was financed through 6.72% commercial paper notes issued by the Registrant on August 29, 2000 to certain institutional buyers under Section 4(2) of the Securities Act of 1933. The commercial paper notes have maturities ranging from 27 to 31 days. The balance of the purchase price (approximately US$9 million) was funded by the Registrant from internally generated funds. It is the intention of the Registrant to replace the commercial paper notes with notes issued under a medium term note program to be registered in September 2000 with the Securities and Exchange Commission under Form S-3.

         (b) In France, Ducros has facilities for the manufacture, packaging and storage of spices, herbs and dessert aid products, as well as headquarters, sales and marketing, and research & development facilities. There are sales and marketing facilities in Belgium, Italy, Portugal, Poland and Spain. There are also smaller production facilities in Portugal, Spain and Albania. The Registrant intends to continue such use of virtually all of the facilities after the acquisition.

         (c) The Ducros business was founded in 1963 and is headquartered in France. Ducros is the world's second largest manufacturer of consumer spices and herbs. Ducros also is a leading manufacturer and distributor of dessert aid products. Ducros sells its products primarily under the Ducros [Registered Trademark], Vahine [Registered Trademark], Malile [Registered Trademark] and Margao [Registered Trademark] brand names in France and/or other European countries.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) & (b) The financial information on Ducros and Sodis will be filed not later than November 14, 2000, as permitted in paragraph (a)(4) of this Item.

         (c)    Exhibits.

                      2.  Stock Purchase Agreement

                      99. Press Release, dated August 31, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         McCORMICK & COMPANY, INCORPORATED

Date:  September 14, 2000                By: /s/ Robert W. Skelton
                                             ----------------------------------
                                             Robert W. Skelton
                                             Vice President, General Counsel
                                             & Secretary